As filed with the Securities and Exchange Commission on February 6, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRONTIER AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4191157
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7001 Tower Road
Denver, Colorado 80249
(720) 374-4200

(Address of principal executive offices)

Employee Stock Ownership Plan

(Full title of plan)

Paul H. Tate
Senior Vice President and Chief Financial Officer
7001 Tower Road
Denver, Colorado 80249
(720) 374-4200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Douglas R. Wright, Esq.
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

Calculation of Registration Fee

Title of securities To be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.001 per share(3)	1,600,000	$7.48	$11,968,000	$1,281

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement  also  covers any  additional  securities  that may be offered or issued in  connection  with any stock  split,  stock  dividend  or  similar transaction.

(2)             Calculated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on January 31, 2007.

(3)             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  Pursuant to Rule 457(h)(2),  no separate  registration  fee is required with respect to the interests in the plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional securities relating to the Registrant’s Employee Stock Ownership Plan for which registration statements were previously filed on Form S-8. Consequently, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statements on Form S-8 (No. 333-13333) filed on October 3, 1996 and (No. 333-42746) filed on August 1, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference in this Registration Statement (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement):

•                                          Annual report on Form 10-K, filed May 31, 2006, which contains audited financial statements for the fiscal year ended March 31, 2006, the latest fiscal year for which such statements have been filed;

•                                          All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since March 31, 2006; and

•                                          The description of the Registrant’s Common Stock contained in Amendment No. 1 to the Registration Statement on Form S-4 as declared effective by the Commission on February 14, 2006.

All the reports and other documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement) and before the filing of a post-effective amendment which indicates that securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of the documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.             Exhibits.

The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description and Method of Filing

Exhibit 4.1

Amended and Restated Certificate of Incorporation of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 4.2	By-laws of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 5.1	Opinion of Faegre & Benson LLP.

Exhibit 10.1	Frontier Airlines Holdings, Inc. Employee Stock Ownership Plan, as amended and restated effective August 1, 2006 and executed September 7, 2006.

Exhibit 23.1	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9.             Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 31, 2007.

Frontier Airlines Holdings, Inc.

By	/s/ Jeff S. Potter
Jeff S. Potter, President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date: January 31, 2007	/s/ Samuel D. Addoms
Samuel D. Addoms, Chairman of the Board and
Director

Date: January 31, 2007	/s/ Jeff S. Potter
Jeff S. Potter, President, Chief Executive Officer and Director (Principal Executive Officer)

Date: January 31, 2007	/s/ Paul H. Tate
Paul H. Tate, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: January 31, 2007	/s/ Elissa A. Potucek
Elissa A. Potucek, Vice President, Controller and Treasurer (Principal Accounting Officer)

Date: January 31, 2007	/s/ D. Dale Browning
D. Dale Browning, Director

Date: January 31, 2007	/s/ Rita M. Cuddihy
Rita M. Cuddihy, Director

Date: January 31, 2007	/s/ Paul S. Dempsey
Paul S. Dempsey, Director

Date: January 31, 2007	/s/ Patricia A. Engels
Patricia A. Engels, Director

Date: January 31, 2007	/s/ B. LaRae Orullian
B. LaRae Orullian, Director

Date: January 31, 2007	/s/ Robert D. Taylor
Robert D. Taylor, Director

Date: January 31, 2007	/s/ James B. Upchurch
James B. Upchurch, Director

Exhibit Index

Exhibit No.	Description and Method of Filing

Exhibit 4.1

Amended and Restated Certificate of Incorporation of Frontier Airlines Holdings, Inc (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 4.2	By-laws of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 5.1	Opinion of Faegre & Benson LLP.

Exhibit 10.1	Frontier Airlines Holdings, Inc. Employee Stock Ownership Plan, as amended and restated effective August 1, 2006 and executed September 7, 2006.

Exhibit 23.1	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).